UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-123473 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 14, 2006, we entered into a Construction Management Services Agreement with Timothy R. Smith. Under the agreement, we hired Mr. Smith as an independent contractor to provide construction management services and act as the construction manager for the construction of our 50 MGY Ethanol Plant in Jackson, Nebraska. We will compensate Mr. Smith at a rate of $90 per hour and will pay him a $25,000 bonus upon completion of the project or our earlier termination of the agreement prior to the plant’s completion. The agreement will terminate when the project is complete, or earlier if elected by either party, in which case 30 days’ notice is required to be given to the non-electing party.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
February 17, 2006 Date	/s/ John Kingsbury
John Kingsbury, Treasurer (Principal Financial Officer)